STARTEC, INC.

              AMENDED AND RESTATED STOCK OPTION PLAN

A.   Purpose and Scope.

     This Amended and Restated Stock Option Plan completely amends and restates the Stock Option Plan adopted by the Company on April 10, 1993 by STARTEC, Inc. (herein called the "Company"). The purposes of this Plan are to encourage stock ownership by management employees of the Company, to provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key personnel through the grant of Options to purchase shares of the Company's common stock.

B.   Definitions.

     Unless otherwise required by the context:

     1. "Board" shall mean the Board of Directors of the Company.

     2. "Committee" shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of three members of the Board.

     3.  "Company" shall mean STARTEC, Inc.

     4. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

     5. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section P below.

     6. "Option Exercise Event" shall have the meaning ascribed to it in Section G.1(a).

     7. "Participant" shall mean a full-time employee of the Company to whom an Option is granted under the Plan.

     8. "Plan" shall mean this STARTEC, Inc. Amended and Restated Stock Option Plan.

     9. "Stock" shall mean the common stock of the Company, par value $.01.

C.   Stock to be Optioned.

     Subject to the provisions of Section J of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 270,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock.

D.   Administration.

     The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

E.   Eligibility.

     The Board, upon recommendation of the Committee, may grant Options to any key management employee (including an employee who is a director or an officer) of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to existing Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee, shall determine. Options granted at different times need not contain similar provisions.

F.   Option Price.

     The purchase price for Stock under each option shall be determined by the Board at the time the option is granted, but in no event less than the par value of the Stock.

G.   Terms and Conditions of Options.

     1.   Time That Option May Be Exercised.

          (a) An Option granted hereunder may be exercised only upon the occurrence of any of the following events (each an

"Option Exercise Event"): (i) a sale of more than fifty percent (50%) of the issued and outstanding shares of Stock in one transaction, (ii) a dissolution or liquidation of the Company, (iii) a merger or consolidation of the Company in which the Company is not the surviving corporation, (iv) a filing by the Company of an effective registration statement under the Securities Act of 1933, as amended, or (v) the seventh anniversary of the date that the Participant is first hired as a full-time employee by the Company.

          (b) All Options granted hereunder that have not been exercised shall terminate and expire on the earlier of (i) ten (10) years from the date the Option is granted, or (ii) the date the Participant is no longer employed by the Company as a full-time employee, and such Participant's employment was not terminated as a result of any of the following: the death or permanent disability of the Participant prior to termination, or the Company's termination of the Participant's full-time employment without cause.

     2. Time and Method of Payment. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the Chairman of the Board, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, except as provided below. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made
(i) in cash or in cash equivalents; (ii) through the tender to Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined by the Board in such manner as it shall reasonably determine) on the date of exercise; (iii) by delivering a written direction to Board that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company) or a cashless exercise/loan procedure (pursuant to which the optionees would obtain a margin loan from a broker to fund the certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that the Company, may, in its judgment, be required to withhold with respect to the exercise of the Option; or (iv) by a combination of the methods described in (i), (ii) and (iii). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. An Attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

     4.   Termination of Employment and Death and Disability.

     (a)  Upon  the  termination  of  the  employment  or  other  service  of  a
Participant with the Company, other than by reason of death, permanent disability, or retirement of such Participant or for cause, any Option granted pursuant to the Plan shall terminate three months after the date of such termination of employment or service (subject to the general limitations on exercises set forth elsewhere in this Section G), and thereafter such Participant shall have no further right to purchase shares of Stock pursuant to such Option. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

     (b) If a Participant dies while in the employ or service of the Company, the executors or administrators or legatees or distributees of such Participant's estate shall have the right (subject to the general limitations on exercises set forth elsewhere in this Section G), at any time within one year after the date of such Participant's death to exercise any Option held by such Participant at the date of such Participant's death.

     (c) If a Participant terminates employment or service with the Company by reason of the permanent disability or retirement of such Participant, then such Participant shall have the right (subject to the general limitations on exercises set forth elsewhere in this Section G),at any time within one year after such termination of employment or service and prior to termination of the Option pursuant hereto, to exercise, in whole or part, any Option held by such Participant at the date of such termination of employment or service. Whether a termination of employment or service is to be considered by reason of permanent disability for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

     (d) If a Participant's employment or service is terminated for cause, his or her rights to exercise any Option shall immediately terminate without regard to the exercisability of the Option. Whether a termination of employment or service is to be considered for cause for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

H.   No Obligations to Exercise Option.

     The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

I.   Nonassignability.

     Options  shall  not be  transferable  other  than by will or by the laws of
descent  and  distribution,   and  during  a  Participant's  lifetime  shall  be
exercisable only by such Participant.

J.   Effect of Change in Stock Subject to the Plan.

     The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation.

K.   Amendment and Termination.

     The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

L.   Agreement and Representation of Employees.

     As a condition to the exercise of any portion of an Option, the person exercising such Option shall represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 as amended, or any other applicable law, regulation, or rule of any governmental agency.

M.   Reservation of Shares of Stock.

     The Company, during the term of this Plan, will at all times reserve and keep available and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

N.   Effective Date of Plan.

     The Plan shall be effective from April 10, 1993, the date that the Plan was originally approved by the Board.